EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm in the Registration Statement for 3,205,833 common shares to be filed on or about August 6, 2004 (Form S-8) pertaining to the 2004 Long-Term Incentive Compensation Plan of Radiologix, Inc. and to the incorporation by reference therein of our report dated February 17, 2004, with respect to the consolidated financial statements and schedule of Radiologix, Inc. included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                                                                                                                     /s/ Ernst & Young LLP

Dallas, Texas
August 3, 2004